As filed with the Securities and Exchange Commission on April 30, 2020

Registration No. 333-216965

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNAP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	91-2145721
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12120 Sunset Hills Road, Suite 330, Reston, Virginia 20190
(Address of Principal Executive Offices, including Zip Code)

Richard P. Diegnan
General Counsel
Internap Corporation
12120 Sunset Hills Road, Suite 330
Reston, Virginia 20190
(404) 302-9700
(Name, address and telephone number, including area code, of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Thomas A. Monson
Jenner & Block LLP
353 N. Clark Street
Chicago, Illinois 60654-3456
(312) 222-9350

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: Not applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act   ☐

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

Internap Corporation (the “Company”) registered the public offer and sale from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended, 27,201,987 shares of the common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Registered Common Stock”) pursuant to a registration statement on Form S-3 (File No. 333-216965), originally filed with the Securities and Exchange Commission on March 27, 2017 (the “Registration Statement”). The Registration Statement was declared effective on April 27, 2017.

As previously disclosed, on March 16, 2020, the Company and certain subsidiaries filed voluntary petitions for relief (collectively, the “Chapter 11 Cases”) under Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York, White Plains Division.  As a result of the Chapter 11 Cases, the Company has terminated all offerings of securities pursuant to the Registration Statement.

Accordingly, in accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration, as of the date hereof, all of the Registered Common Stock that have not been and will not be issued under the Registration Statement. Upon effectiveness thereof, none of the Registered Common Stock remains registered under the Registration Statement for issuance and the Company hereby terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia on this 30th day of April, 2020.

INTERNAP CORPORATION

By:	/s/ Richard P. Diegnan
Richard P. Diegnan
EVP and General Counsel

Note: No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.